Exhibit 10.89

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

The executive employment agreement, dated July 1, 2011, by and between HCI Group, Inc. (formerly Homeowners Choice, Inc.), is hereby amended effective January 29, 2016 as follows.

1. Section 5 is deleted in its entirety and replaced with the following.

“This Agreement will terminate December 31, 2016. The foregoing sentence will not be interpreted as a termination of employment.”

2. Section 6.1 is revised by deleting “$500,000” and inserting in lieu thereof “$950,000.” This amendment will be treated as if effective January 1, 2016.

Paresh Patel

HCI Group, Inc.

By:
Martin Traber
Chairman of the Compensation Committee